UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):    January 31, 2011

Commission File No. 000-16929

Soligenix, Inc.
(Exact name of small business issuer as specified in its charter)

DELAWARE	41-1505029
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

29 Emmons Drive, Suite C-10 Princeton, NJ	08540
(Address of principal executive offices)	(Zip Code)
(609) 538-8200
(Issuer’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2011, the Company entered into a two-year employment agreement (the “Employment Agreement”) with Kevin Horgan, M.D., pursuant to which Dr. Horgan will serve as the Company’s Senior Vice President and Chief Medical Officer.

Dr. Horgan, age 51, is a board-certified gastroenterologist with a research background in cellular immunology and experience in the care of patients with inflammatory bowel disease, including graft-versus-host disease.  From September 1997 to February 2005, Dr. Horgan was Senior Director of Clinical Research at Merck & Co., Inc., where he led the development of the first neurokinin-1 receptor antagonist, EMEND®, which was approved for the prevention of chemotherapy-induced nausea and vomiting.  From March 2006 to January 2008, he was Vice President of Clinical Immunology at Centocor Ortho Biotech Inc., with responsibility in therapeutics for gastrointestinal diseases.  From September 2008 to January 2011, Dr. Horgan was Head of Internal Medicine Research and Development with GE Healthcare (a unit of General Electric Company).   Dr. Horgan received his medical degree from University College Cork, Ireland and completed training in internal medicine in Birmingham, UK (Queen Elizabeth Hospital) and Baltimore, MD (Johns Hopkins Hospital), followed by an immunology research fellowship with the National Cancer Institute in Bethesda, MD.  His research on human T-cell differentiation, activation and migration with emphasis on integrin adhesion molecules provided a framework for subsequent validation of three therapeutic targets.  Dr. Horgan then did a fellowship in gastroenterology at University of California, Los Angeles and was an Assistant Professor of Medicine at UCLA, where his research focus was gastrointestinal inflammatory disorders.

Under the terms of the Employment Agreement, Dr. Horgan is entitled to an annual base salary of $290,000 and an annual bonus targeted at 30% of his base salary, payable at the end of each calendar year.  The bonus will be pro-rated for any portion of a year in which Dr. Horgan is employed by the Company. The Company will pay Dr. Horgan a one-time signing bonus of $15,000, payable during the first payroll period following January 31, 2011.  The Company also has issued Dr. Hamilton a stock option to purchase up to 1,250,000 shares of the Company’s common stock.  The option vests immediately as to 312,500 shares and vests as to the remainder of the shares on each three (3) month anniversary of the grant date at a rate of 78,125 shares per quarter. The exercise price of the option equals $0.172 per share, the market price of the Company’s common stock as of the close of business on January 28, 2011.  The term of the Employment Agreement automatically renews for successive periods of two years, unless the Company or Dr. Horgan delivers notice of an election not to renew the term at least three months prior to the end of the employment term.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

10.1	Employment Agreement dated as of January 31, 2011 between Kevin Horgan, M.D., and Soligenix, Inc.

99.1	Press release issued by Soligenix, Inc. on February 1, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Soligenix, Inc.

February 2, 2011	By: /s/ Christopher J. Schaber
Christopher J. Schaber, Ph.D.
President and Chief Executive Officer
(Principal Executive Officer)

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement dated as of January 31, 2011 between Kevin Horgan, M.D., and Soligenix, Inc.

99.1	Press release issued by Soligenix, Inc. on February 1, 2011.